Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (Nos. 333-136260 and 333-168008) on Forms S-8 and (Nos. 333-122519; 333-115822; 333-121640; 333-120103; 333-135463; 333-146253; and 333-159980) on Forms S-3 of Majesco Entertainment Company of our report dated January 29, 2009, relating to our audit of the consolidated financial statements, which is incorporated in this Annual Report on Form 10-K of Majesco Entertainment Company for the year ended October 31, 2010.
/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP
New York, New York
January 31, 2011